EXHIBIT 99.7

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                       FINANCIAL COMMUNITY PRESENTATION

                        JIM CRACCHIOLO REMARKS (PART 2)
                               FEBRUARY 5, 2002
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o        Thank you, Ted.
o I hope those presentations gave you a better appreciation for the progress we have made and our key initiatives to reposition Financial Advisors.
o We believe we have a significant opportunity for greater organic growth. And that is where we are focused.
o In addition, we will also evaluate, from time to time, targeted acquisitions that may be a strategic fit with our business.
o Although we believe that acquisitions are not a requirement for future growth, they may serve to complement our business model by building upon either our manufacturing or distribution capabilities.

o Now, I would like to talk about our last building block, Organization Effectiveness.
o It's all about our people, and how we are galvanizing the organization to make it all happen, especially in such a complex environment.
o With all the changes that we have introduced over the past two years, the organization has become more focused, aggressive and competitive.
o We recognized, for the company to be successful overall, we needed the right leadership, talent and behaviors.
o As an example, in regard to our leadership positions, a significant number are now occupied with new talent coming from Financial Advisors, TRS Company, as well as from external hires that have strong industry experience.
o Today, we are much more externally focused and we continue to have a very strong focus on meeting client needs.
o There is also a clear sense of accountability across the organization to achieve company-wide goals.
o Overall, I am particularly pleased to share that even with the tremendous amount of change we have been driving across our business, and the tough times the organization has endured, our employee satisfaction results improved last year.
o We had improvements in almost all the dimensions we measure in our satisfaction survey. People are motivated by the direction we are taking to be more competitive.

o The last item I want to cover is something I know you are all interested in hearing about. So, let me wrap up with a perspective on our future outlook.

o As we think about the future performance of Financial Advisors, we will need to continue executing the initiatives we shared while we are pulling the following levers:
         o More clients, and better clients.
         o More advisors, and more productive advisors.
         o More assets, and a wider range of assets,
         o More plans, and more accounts per plan.

o Let me give you a better sense of how our results could play out in two hypothetical scenarios that assume different levels of market and business growth.
o Now, very clearly, these are not projections and don't take into account all of the factors that might affect our business, such as expense levels and interest rates among others. However, they may give you a perspective on our ability to deliver results under various market conditions.
o I should also point out that the scenarios assume performance of the metrics over time.

o First, looking at Financial Advisors from 1995 to 2000, which was a peak period for our growth, we saw:
         o Market appreciation of 18%, which contributed to:
           o 5% Advisor growth
           o 5% Client growth
           o 8% in Clients with a plan
           o 4 Accounts per Client
o        And, during this period, our net income grew 16%

o As you know, it's not realistic for planning purposes to assume market appreciation would continue at the 18% level, driven by one of the great bull markets of all time.
o However, with the changes we are making, we are seeking today to achieve metric growth similar to what we achieved in the bull market of the 90's, but now, in a more normalized market.

o        With that in mind let's look at our possible scenarios:

o In our target scenario, we assumed an 8% market appreciation, which, as you know, represents the historical market average and the base assumption used for our goals. In this environment we show:
         o advisor growth between 4 and 5%,
         o client growth between 4 and 6%,
         o the number of clients with a plan 8 to 9%,
         o with accounts per client between 4 to 4.2,
         o And, we have assumed our fund performance to be consistent with the performance levels that Ted talked to earlier.
o In our target scenario, with these assumptions, we show financial advisors meeting the corporate objectives of net income growth between 12 and 15 percent, on average, over time - - as Ken mentioned.

o Now let's turn to a far less favorable environment where our assumption is for 0% market appreciation.
         o In this instance, we would clearly be influenced by some negative investor sentiment, volatility and uncertainty.
         o And, we would no doubt scale back some of the spending on our initiatives.
         o The indicator growth is more modest.
         o Here, we show expected net income growth for Financial Advisors in the 4% to 7% range.
o If, on the other hand, the markets appreciate by greater than 8%, moving back to more robust market conditions, obviously we would be in a better position to produce stronger metrics and net income.

o So your next question is: How are we thinking about growth in the current environment?
o Well, we at Financial Advisors, like the industry, still have a bit of wind in our face at the moment.
         o Consumers are concerned about the economy and the geo-political situation.
         o Markets are down on average 14 percent from last year.
o We hope, as I am sure you do, that things will improve, but we are not counting on it.
         o Therefore, we continue to be focused on reengineering and investing in the most critical capabilities and initiatives.
o However, this is not the kind of environment to invest aggressively for growth.
o So as you heard from Ken, we continue to be prudent with our investment spending, balancing indicator growth with earnings.
         o We have built in a level of flexibility that allows us to ramp up or scale back our investments to recognize the conditions around us.

o Overall, even with the markets still weak, we are targeting better performance moving forward.

o        In closing, let me leave you with three key messages:
         o We made some fundamental changes to strengthen this franchise and absorbed many of the up front costs associated with these changes.
         o We have put together a series of initiatives to grow this business and we are already making headway.
         o And, we are a more effective organization that is focused on delivering against our corporate targets, on average and over time.
o        Thank you.
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